NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Provides Business Update Related to the COVID-19 Pandemic
Reports Strengthening Sales Trends
Announces 2020 Q1 Financial Results

TAMPA, Fla., May 5, 2020 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today announced a business update related to COVID-19 as well as first quarter 2020 financial results.

Statement from David Deno, Chief Executive Officer
Our priorities remain unchanged as we continue to navigate these challenging times. We are focused on taking care of our people and serving food in a safe environment that protects both our Team Members and customers.

We have leveraged our strong off-premises business since the pandemic required the closure of our dining rooms. As a result, we have tripled our average off-premises sales per restaurant since the beginning of March. This is a testament to the strong affinity for our brands, and our decision to invest significantly over a number of years into building a robust delivery network to complement our take-out business. These outstanding off-premises results have allowed us to keep substantially all of our locations open during this time.

We have also recently begun the process of reopening our dining rooms as state and local governments allow. For perspective, we had 23 Outback Steakhouse restaurants open for dine-in service at limited capacity during the full week ended May 3, 2020, and comparable sales at these locations were down 17% from the prior year, with limited declines in off-premises business. We are encouraged by these results, and as of the end of day today, we expect to have 336 total Bloomin’ Brands restaurant dining rooms opened with limited seating capacity across multiple states.

As these dining rooms reopen, we are adhering to the strongest of safety measures, including additional sanitation and disinfecting practices, enhanced hand-washing protocols, use of gloves and facial protection for our employees, and we are providing contactless payment options for our customers. In addition, each dining room seating configuration has been modified to adhere to social distancing and reduced capacity standards, and we are leveraging our table management notification system to allow guests to wait in their cars for their table.

We are tightly managing our cash usage. We have stopped non-essential spending, significantly reduced marketing expenses and deferred nearly all of our capital expenditures. These efforts have allowed us to minimize our ongoing cash burn. Also, our decision not to terminate or furlough any of our employees will allow us to reopen dining rooms quickly with no re-hiring or training expenses.

As it relates to our first quarter results, we were on track to deliver a strong quarter prior to the impact of the pandemic. The strategies to enhance Total Shareholder Return that we outlined on our Q4 earning’s call were working. Through February all of our concepts were positive in sales and traffic. We achieved meaningful expansion of our adjusted operating margins during those eight weeks, and we had begun to see the benefits of our expected $40 million of cost savings that we outlined in February. Once we have successfully navigated the ongoing crisis, we believe that we will be well positioned to build on our early 2020 success and emerge a stronger company.

Cash Utilization and Liquidity Update
As of May 4, 2020, we had approximately $270 million of cash on hand in our domestic bank accounts (including cash in transit from weekend sales). On April 21, 2020, we made a $12.5 million one-time cash distribution to our Brazil business for general operational purposes.

At recent sales levels, we expect our ongoing weekly cash burn rate to be approximately $6 million to $8 million, while our business is operating primarily off-premises. This is down from our previous burn rate of $8 million to $10 million due primarily to higher sales volumes. We would expect our burn rate to improve as more dining rooms reopen and capacity expands.

Recent Sales Results
The following table includes estimated comparable restaurant sales by concept for our U.S. company-owned restaurants for the periods indicated:

	WEEK ENDED
Comparable restaurant sales (stores open 18 months or more):	MARCH 22, 2020	MARCH 29, 2020	APRIL 5, 2020	APRIL 12, 2020(1)	APRIL 19, 2020	APRIL 26, 2020	MAY 3, 2020
Outback Steakhouse	(63.7)%	(63.5)%	(60.6)%	(52.2)%	(40.3)%	(41.0)%	(38.4)%
Carrabba’s Italian Grill	(67.5)%	(68.7)%	(64.7)%	(53.0)%	(54.0)%	(50.3)%	(47.2)%
Bonefish Grill	(83.4)%	(82.7)%	(79.2)%	(68.2)%	(74.3)%	(72.6)%	(70.7)%
Fleming’s Prime Steakhouse & Wine Bar	(82.3)%	(85.6)%	(82.7)%	(63.9)%	(77.9)%	(73.7)%	(74.1)%
Combined U.S.	(69.1)%	(69.5)%	(66.1)%	(55.9)%	(51.9)%	(50.3)%	(48.0)%
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(1)	The week ended April 12, 2020 includes the benefit of the Easter holiday.

The following table includes estimated average off-premises weekly sales per comparable restaurant for our U.S. company-owned restaurants for the periods indicated:

	WEEK ENDED
Average off-premises weekly sales per restaurant (stores open 18 months or more):	MARCH 22, 2020	MARCH 29, 2020	APRIL 5, 2020	APRIL 12, 2020(1)	APRIL 19, 2020	APRIL 26, 2020	MAY 3, 2020
Outback Steakhouse	$21,781	$27,013	$28,211	$33,161	$41,246	$39,828	$39,648
Carrabba’s Italian Grill	$15,151	$18,821	$19,457	$25,377	$26,825	$26,822	$26,523
Bonefish Grill	$6,348	$11,313	$12,463	$18,696	$16,442	$15,483	$15,643
Fleming’s Prime Steakhouse & Wine Bar	$9,261	$12,664	$13,781	$28,077	$21,403	$20,086	$20,848
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(1)	The week ended April 12, 2020 includes the benefit of the Easter holiday.

Credit Agreement Amendment
On May 4, 2020, we entered into an amendment to our Credit Agreement. The Amendment waives compliance with the total net leverage ratio covenant for the remainder of fiscal 2020 and permits higher leverage ratios in the first two fiscal quarters of 2021 before reverting to the current requirement thereafter. For additional details on the Amendment, please refer to Item 1.01 of the Current Report on Form 8-K that we are filing today with the SEC.

First Quarter Preliminary Diluted EPS and Adjusted Diluted EPS
The following table reconciles Preliminary Diluted earnings per share attributable to common stockholders to Preliminary Adjusted diluted earnings per share for the first quarter 2020 (“Q1 2020”) compared to the first quarter 2019 (“Q1 2019”).

	Q1
	2020	2019	CHANGE
Diluted earnings per share attributable to common stockholders	$(0.44)	$0.69	$(1.13)
Adjustments	0.58	0.06	0.52
Adjusted diluted earnings per share	$0.14	$0.75	$(0.61)

______________
See Preliminary Data and Non-GAAP Measures later in this release.

For additional context, our first quarter adjusted diluted earnings per share results included $16 million of relief pay provided to hourly employees impacted by the closure of our dining rooms.

First Quarter Preliminary Comparable Restaurant Sales
Comparable Restaurant Sales information in the following table remains unchanged from the information provided in our April 16, 2020 Press Release.

	EIGHT WEEKS ENDED	FIVE WEEKS ENDED	THIRTEEN WEEKS ENDED
Comparable restaurant sales (stores open 18 months or more):	FEBRUARY 23, 2020	MARCH 29, 2020	MARCH 29, 2020
U.S.
Outback Steakhouse	2.2%	(28.1)%	(9.5)%
Carrabba’s Italian Grill	4.5%	(29.9)%	(8.7)%
Bonefish Grill	2.0%	(38.6)%	(13.9)%
Fleming’s Prime Steakhouse & Wine Bar	2.4%	(40.0)%	(13.2)%
Combined U.S.	2.6%	(31.0)%	(10.4)%

International
Outback Steakhouse - Brazil (1)	NM	NM	6.8%
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NM	Not meaningful.

(1)
Brazil comparable restaurant sales are on a one-month lag and are presented on a calendar basis. Represents results through February 29, 2020. Brazil’s First Quarter comparable restaurant sales do not include any material impact from the COVID-19 pandemic. Most of our Brazil restaurants are currently open for off-premises only.

Strategic Alternatives Review Update
In November 2019, we announced that we were exploring and evaluating strategic alternatives that have the potential to maximize value for our stockholders. In February 2020, in connection with our year-end earnings release and conference call, we provided an update on that process and discussed certain actions that we planned to take. While we have implemented the 2020 cost savings measures described at the time and remain committed to our plan to support a growth-focused, operations centric organization over the long term, we have suspended further activity with respect to the strategic review process as we prioritize our response to the COVID-19 pandemic. This includes a suspension of discussions with interested parties with respect to our Brazil business.

Conference Call
The Company will host a conference call Friday, May 8, 2020 at 8:30 AM EST to review recent developments and Q1 2020 results. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Preliminary Data
The unaudited data presented in this release is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures. In addition, estimated weekly sales and cash burn data has been provided to help investors understand and assess the near-term impacts of the COVID-19 pandemic, but is subject to variability and may not be indicative of our results or trends for any full reporting period.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted income from operations and the corresponding margin, (ii) Adjusted net income and (iii) Adjusted diluted earnings per share.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in the table included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Statement from David Deno, Chief Executive Officer,” “Cash Utilization and Liquidity Update” and “Strategic Alternatives Review Update” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 29, 2020	MARCH 31, 2019
(in thousands, except per share data)	(PRELIMINARY)
(Loss) income from operations	$(41,568)	$82,494
Operating (loss) income margin	(4.1)%	7.3%
Adjustments:
COVID-19 related costs (1)	48,876	—
Severance and other transformational costs (2)	22,232	2,855
Restaurant relocations and related costs (3)	592	1,032
Legal and other matters	178	—
Restaurant and asset impairments and closing costs (4)	(2,797)	2,131
Total income from operations adjustments	$69,081	$6,018
Adjusted income from operations	$27,513	$88,512
Adjusted operating income margin	2.7%	7.8%

Net (loss) income attributable to common stockholders	$(38,107)	$64,300
Adjustments:
Income from operations adjustments	69,081	6,018
Total adjustments, before income taxes	69,081	6,018
Adjustment to provision for income taxes (5)	(21,995)	(819)
Redemption of preferred stock in excess of carrying value (6)	3,496	—
Net adjustments	50,582	5,199
Adjusted net income	$12,475	$69,499

Diluted (loss) earnings per share attributable to common stockholders	$(0.44)	$0.69
Adjusted diluted earnings per share	$0.14	$0.75

Basic weighted average common shares outstanding	87,129	91,415
Diluted weighted average common shares outstanding (7)	87,963	92,661
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Note: The unaudited data presented in this table is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures.

(1)
Represents costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.

(2)	Relates to severance and other costs incurred as a result of transformational and restructuring activities.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)	Includes a lease buyout gain of $2.8 million in 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives in 2019.

(5)	Represents income tax effect of the adjustments for the periods presented.

(6)	Represents consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio subsidiary.

(7)
Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted (loss) earnings per share for the thirteen weeks ended March 29, 2020. For adjusted diluted earnings per share, the calculation includes 834 dilutive shares for the thirteen weeks ended March 29, 2020.